UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Whitehall Project

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2016, CNL Growth Properties, Inc., through an affiliate (the “Company”), entered into an agreement effective June 30, 2016 for the sale of approximately 13 acres of land located in southwest Charlotte, North Carolina, on which the Company developed, constructed and operated a multifamily community consisting of 298 class A garden-style apartments (the “Whitehall Property”). The sale price for the Whitehall Property was approximately $51.2 million.

On August 1, 2016, the Company completed the sale of the Whitehall Property with BEL Whitehall LLC, an unaffiliated third party. The net cash to the Company from the sale of the Whitehall Property is approximately $22.0 million after repayment of approximately $28.1 million of debt, closing costs, reserves and adjustments.

Sale of Patterson Place and Aura Castle Hills Properties

The Company also completed the sales of the Patterson Place and Aura Castle Hill Properties, as previously reported in Current Reports on Form 8-K filed with the Commission on June 28, 2016 and July 27, 2016, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 4, 2016, CNL Growth Properties, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 22,526,171.665 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 17,126,346 shares (approximately 76.02%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders voted on the following proposals: (i) the plan of liquidation and dissolution of the Company, including the sale of all of the Company’s assets and dissolution of the Company contemplated thereby (the “Plan of Dissolution Proposal”), (ii) the adjournment of the Annual Meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution Proposal, if necessary (the “Adjournment Proposal”), (iii) the election of the three (3) nominees listed below to serve on the board of directors of the Company until the 2017 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified, and (iv) ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Under the Company’s charter and bylaws, the vote necessary for the Adjournment Proposal, the election of directors and the ratification of PricewaterhouseCoopers LLP is a majority of the votes cast at a meeting at which a quorum is present, and the vote necessary for the Plan of Dissolution Proposal is the affirmative vote of a majority of the holders of the shares of our common stock outstanding on the record date and entitled to vote thereon. Broker non-votes are considered “present” for purposes of determining a quorum and had the effect of a vote against the Plan of Dissolution Proposal. Broker non-votes are not counted as votes cast, and accordingly, for the Adjournment Proposal and the election of directors, broker non-votes had no effect on the results of the election. With respect to the vote on the proposal to ratify PricewaterhouseCoopers LLP, abstentions are not counted as votes cast, and accordingly, had no effect on the results of the vote to ratify PricewaterhouseCoopers LLP.

The voting results, as certified in the Final Report of the Inspectors of Election, are as follows:

I.	The vote on the Plan of Dissolution Proposal was:

For	Against	Abstained	Broker Non-Votes
11,783,485	232,302	375,957	4,734,602

II.	The vote on the Adjournment Proposal was:

For	Against	Abstained	Broker Non-Votes
11,697,661	327,401	366,683	4,734,601

III.	The vote to elect three directors of the Company, for a term expiring at the 2017 Annual Meeting of stockholders and until his successor is duly elected and qualified, was:

Director Nominees:	For	Withheld	Broker Non-Votes
Thomas K. Sittema	11,874,951	516,795	4,734,600
Stephen P. Elker	11,885,229	506,517	4,734,600
James P. Dietz	11,889,028	502,718	4,734,600

IV.	The vote on the ratification of PricewaterhouseCoopers LLP, as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016, was:

For	Against	Abstained
16,822,809	74,756	228,781

No other business was transacted at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated balance sheet at March 31, 2016 illustrates the estimated effects of the sales of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property referred to in Item 2.01 above (the “Transactions”) as if they had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015 (collectively, the “Pro Forma Periods”) include certain pro forma adjustments to illustrate the estimated effect of the Transactions as if they had occurred on the first day of each of the Pro Forma Periods.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Transactions reflected herein had occurred on the first date of or been in effect during the Pro Forma Periods. Further, the unaudited pro forma condensed consolidated balance sheet and statements of operations should not be viewed as indicative of the Company’s financial results in the future; and they should be read in conjunction with the Company’s financial statements as filed with the Commission on Form 10-Q for the three months ended March 31, 2016 and on Form 10-K for the year ended December 31, 2015.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2016

	Historical March 31, 2016	Aura Castle Hills and REALM Patterson Place Properties Sold Pro Forma Adjustments		Whitehall Property Sold Pro Forma Adjustments		Pro Forma March 31, 2016
ASSETS
Real estate assets, net:
Operating real estate assets, net (including VIEs $207,511,336)	$213,714,473	$—		$—		$213,714,473
Construction in process, including land (including VIEs $100,956,374)	105,003,842	—		—		105,003,842

Total real estate assets, net	318,718,315	—		—		318,718,315
Real estate held for sale (including VIEs $95,681,506)	123,579,256	(68,794,402	) (a)	(25,448,515	) (a)	29,336,339
Cash and cash equivalents (including VIEs $8,619,830)	19,565,299	109,888,825	(a)	50,739,350	(a)
		(51,158,763	) (b)	(28,563,005	) (b)	100,471,706
Restricted cash (including VIEs $635,654)	1,060,973	—		—		1,060,973
Other assets (including VIEs $874,964)	1,275,149	—		—		1,275,149

Total Assets	$464,198,992	$(10,064,340)		$(3,272,170)		$450,862,482

LIABILITIES AND EQUITY
Liabilities:
Mortgages and construction notes payable (including VIEs $264,894,436)	$292,646,650	$(51,019,282	) (b)	$(28,215,000	) (b)
		54,017	(b)	462,806	(b)	$213,929,191
Accrued development costs (including VIEs $18,573,164)	18,573,164	—		—		18,573,164
Due to related parties	1,671,793	—		—		1,671,793
Accounts payable and other accrued expenses (including VIEs $4,265,103)	4,942,328	(139,481	) (b)	(66,827	) (b)	4,736,020
Other liabilities (including VIEs $637,766)	734,247	—		—		734,247

Total Liabilities	318,568,182	(51,104,746)		(27,819,021)		239,644,415

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value per share, authorized and unissued 200,000,000 shares	—	—		—		—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 22,702,363 issued and 22,526,171 outstanding	225,262	—		—		225,262
Capital in excess of par value	170,792,081	—		—		170,792,081
Accumulated earnings	17,290,706	18,534,164	(a)	25,290,835	(a)
		(33,952	) (b)	(743,984	) (b)	60,337,769
Accumulated cash distributions	(67,578,518)	—		—		(67,578,518)

Total Stockholders’ Equity	120,729,531	18,500,212		24,546,851		163,776,594
Noncontrolling interest	24,901,279	22,560,259	(a)	—	(a)
		(20,065	) (b)	—	(b)	47,441,473

Total Equity	145,630,810	41,040,406		24,546,851		211,218,067

Total Liabilities and Equity	$464,198,992	$(10,064,340)		$(3,272,170)		$450,862,482

The abbreviation VIEs above means Variable Interest Entities.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

	Historical March 31, 2016	Aura Castle Hills and REALM Patterson Place Properties Sold Pro Forma Adjustments (a)		Whitehall Property Sold Pro Forma Adjustments (a)		Pro Forma March 31, 2016
Revenues:
Rental income from operating leases	$8,064,713	$(2,114,528)		$(963,456)		$4,986,729
Other property revenue	623,362	(191,929)		(96,510)		334,923

Total revenues	8,688,075	(2,306,457)		(1,059,966)		5,321,652

Expenses:
Property operating expenses	4,395,400	(853,873)		(391,912)		3,149,615
General and administrative	1,214,343	(12,516)		(3,429)		1,198,398
Asset management fees, net of amounts capitalized	654,145	(128,513	) (b)	(71,088	) (b)	454,544
Property management fees	413,828	(69,103)		(30,351)		314,374
Depreciation	2,054,519	(335,723)		(117,820)		1,600,976

Total expenses	8,732,235	(1,399,728)		(614,600)		6,717,907

Operating loss	(44,160)	(906,729)		(445,366)		(1,396,255)

Other income (expense):
Fair value adjustments and other expense	(10,741)	—		98		(10,643)
Interest expense and loan cost amortization, net of amounts capitalized	(1,567,019)	365,761	(c)	184,861	(c)	(1,016,397)

Total other income (expense)	(1,577,760)	365,761		184,959		(1,027,040)
Income tax expense	(116,654)	5,417		—		(111,237)

Loss from continuing operations	(1,738,574)	(535,551)		(260,407)		(2,534,532)
Net loss from continuing operations attributable to noncontrolling interests	134,055	176,558		—		310,613

Net loss from continuing operations attributable to common stockholders	$(1,604,519)	$(358,993)		$(260,407)		$(2,223,919)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.07)					$(0.10)

Weighted average number of shares of common stock outstanding (basic and diluted)	22,526,171					22,526,171

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Historical December 31, 2015	Aura Castle Hills and REALM Patterson Place Property Sold Pro Forma Adjustments (a)		Whitehall Property Sold Pro Forma Adjustments (a)		Pro Forma December 31, 2015
Revenues:
Rental income from operating leases	$30,473,600	$(7,307,659)		$(3,730,462)		$19,435,479
Other property revenue	2,473,481	(679,317)		(333,208)		1,460,956

Total revenues	32,947,081	(7,986,976)		(4,063,670)		20,896,435

Expenses:
Property operating expenses	16,462,866	(3,376,685)		(1,455,321)		11,630,860
General and administrative	3,210,332	(12,543)		(10,479)		3,187,310
Asset management fees, net of amounts capitalized	2,348,250	(513,727	) (b)	(284,352	) (b)	1,550,171
Property management fees	1,262,453	(252,161)		(116,315)		893,977
Acquisition fees and expenses, net of amounts capitalized	16,462	—		—		16,462
Depreciation	10,433,749	(2,537,908)		(1,402,513)		6,493,328

Total expenses	33,734,112	(6,693,024)		(3,268,980)		23,772,108

Operating loss	(787,031)	(1,293,952)		(794,690)		(2,875,673)

Other income (expense):
Fair value adjustments and other (expense) income	(16,476)	2		7,494		(8,980)
Interest expense and loan cost amortization, net of capitalized	(5,127,058)	1,287,749	(c)	616,050	(c)	(3,223,259)
Loss on extinguishment of debt	(87,047)	—		—		(87,047)

Total other income (expense)	(5,230,581)	1,287,751		623,544		(3,319,286)
Income tax expense	(89,192)	27,674		—		(61,518)

Loss before gains on sale of real estate and easement	(6,106,804)	21,473		(171,146)		(6,256,477)
Gain on sale of real estate, net of tax of $1,224,844	61,208,195	—		—		61,208,195
Gain on easement	603,400	—		—		603,400

Net income (loss) from continuing operations	55,704,791	21,473		(171,146)		55,555,118
Net loss from continuing operations attributable to noncontrolling interests	(37,899,343)	312,808		—		(37,586,535)

Net loss from continuing attributable to common stockholders	$17,805,448	$334,281		$(171,146)		$17,968,583

Net loss per share of common stock (basic and diluted) from continuing operations	$0.79					$0.80

Weighted average number of shares of common stock outstanding (basic and diluted)	22,526,171					22,526,171

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the disposition of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property described in Note 2. “Pro Forma Transactions” had occurred as of March 31, 2016. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the three months ended March 31, 2016 and for the year ended December 31, 2015 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s dispositions, described in Note 2. “Pro Forma Transactions”, as if they had occurred as of the first day of the Pro Forma Periods. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

On June 15, 2016, the Patterson Place Joint Venture entered into a purchase and sale agreement with Patterson Multifamily Durham, LP, an unaffiliated third party, for the sale of the Patterson Place Property. The purchase price for the Patterson Place Property is $60.0 million excluding transaction costs.

On June 22, 2016, the Patterson Place Joint Venture completed the sale of the Patterson Place Property.

On May 24, 2016, the Aura Castle Hills Joint Venture entered into a purchase and sale agreement with EGW Castle Hills, LP, an unaffiliated third party, for the sale of the Aura Castle Hills Property. The purchase price for the Aura Castle Hills Property is approximately $51.25 million excluding transaction costs.

On June 29, 2016, the Aura Castle Hills Joint Venture completed the sale of the Aura Castle Hills Property.

On June 30, 2016, the Company entered into a purchase and sale agreement with Bel Whitehall LLC, an unaffiliated third party, for the sale of the Whitehall Property. The purchase price for the Whitehall Property is approximately $51.2 million excluding transaction costs.

On August 1, 2016, the Company completed the sale of the Whitehall Property.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet as if the completed disposition of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property occurred as of March 31, 2016.

(a)	These adjustments reflect the net sales proceeds received from the completed disposition of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property and the elimination of the related account balances as if the sales were consummated as of March 31, 2016. Accumulated earnings has been increased to reflect the receipt of net cash proceeds and removal of assets and liabilities related to the sales, as follows:

	Aura Castle Hills and REALM Patterson Place Properties Sold	Whitehall Property Sold
Sale Price	$111,250,000	$51,200,000
Closing and transaction costs	(1,361,175)	(460,650)

Net sales proceeds	109,888,825	50,739,350
Net book value	(68,794,402)	(25,448,515)

Gain on sale	$41,094,423	$25,290,835

(b)	These adjustments reflect the use of a portion of the net cash proceeds received from the completed sale of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property to pay down existing indebtedness, including accrued interest and prepayment penalty, and to eliminate loan costs and other assets related to the existing indebtedness.

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to the Company’s historical results to remove the historical operating results of the completed sale of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property as if they had occurred on the first day of the Pro Forma Period presented.

(a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations on the completed sale of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property from the historical amounts for the three months ended March 31, 2016 and for the year ended December 31, 2015, to give effect to the completed sale of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property as if the sales occurred on the first day of the first Pro Forma Period presented. The Patterson Place, Aura Castle Hills and Whitehall Properties were classified in continuing operations because the proposed dispositions of these three properties would neither cause a strategic shift in the Company, nor are they considered to have a major impact on the Company’s business. Therefore, they do not qualify as discontinued operations under ASU 2014-08.

(b)	Amount includes the elimination of asset management fee expenses, calculated at 0.08334% monthly on the invested assets value of the Patterson Place, Aura Castle Hills and Whitehall Properties for the three months ended March 31, 2016 and for the year ended December 31, 2015. These fees were historically paid by the Company to its advisor and would not have been incurred subsequent to the disposition of these assets.

(c)	Represents the elimination of interest expense and loan cost amortization to reflect the use of net cash proceeds from the completed sale of the Patterson Place Property, Aura Castle Hills Property and Whitehall Property, to retire indebtedness that was collateralized the Patterson Place and Aura Castle Hills Properties as if the sales occurred on the first day of the first Pro Forma Period presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer